Exhibit 99.1

Paramount Announces Second Quarter 2025 Results

– Raises and narrows guidance for Full Year 2025 –

– Leases over 688,000 square feet through June –

NEW YORK – July 30, 2025 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 today and reported results for the second quarter.

Second Quarter Highlights:

Results of Operations:

•
Reported net loss attributable to common stockholders of $19.8 million, or $0.09 per share, for the second quarter of 2025, compared to $7.8 million, or $0.04 per share, for the second quarter of 2024. Net loss attributable to common stockholders for the second quarter of 2025 includes $7.5 million, or $0.03 per share, of expense relating to acceleration of equity awards and severance payments.
•
Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $36.9 million, or $0.17 per share, for the second quarter of 2025, compared to $43.4 million, or $0.20 per share, for the second quarter of 2024.
•
Raised and narrowed its full year 2025 Earnings Guidance as follows:
o
Estimated net loss attributable to common stockholders is expected to be between $0.37 and $0.33 per share, compared to its prior estimate of $0.36 and $0.30 per share, an increase in net loss of $0.02 per share at the midpoint from the Company’s prior estimate.
o
Estimated Core FFO attributable to common stockholders is expected to be between $0.55 and $0.59 per share, compared to its prior estimate of $0.51 and $0.57 per share, an increase of $0.03 per share at the midpoint from the Company’s prior guidance.
•
Reported a 0.5% increase in Same Store Cash Net Operating Income (“NOI”) and a 4.6% decrease in Same Store NOI in the second quarter of 2025, compared to the same period in the prior year.
•
Leased 404,710 square feet, of which the Company’s share was 255,621 square feet that was leased at a weighted average initial rent of $91.93 per square foot. Of the 404,710 square feet leased, 205,239 square feet represented the Company’s share of second generation space(1), for which mark-to-markets were 2.6% on a GAAP basis and negative 5.4% on a cash basis.

Transactions and Capital Markets Activity:

•
On May 5, 2025, the Company terminated its revolving credit facility following the sale of a 25.0% equity interest in One Front Street (as further described below), which was one of the two remaining properties supporting the credit facility.
•
On May 5, 2025, the Company sold a 25.0% equity interest in One Front Street, a 649,000 square foot Class A office building located in San Francisco, at a gross asset valuation of $255.0 million. As part of the transaction, the Company has provided $40.5 million of seller financing for a two-year term at a fixed rate of 5.50%. The Company retained net proceeds of $11.5 million from the sale, after transaction and other costs.

(1)
Second generation space represents space leased in the current period (i) that has been vacant for less than twelve months, or (ii) that has been leased ahead of its originally scheduled expiration.

Financial Results

Quarter Ended June 30, 2025

Net loss attributable to common stockholders was $19.8 million, or $0.09 per share, for the second quarter of 2025, compared to $7.8 million, or $0.04 per share, for the second quarter of 2024. Net loss attributable to common stockholders for the second quarter of 2025 includes $7.5 million, or $0.03 per share, of expense relating to acceleration of equity awards and severance payments.

Funds from Operations (“FFO”) attributable to common stockholders was $27.0 million, or $0.12 per share, for the second quarter of 2025, compared to $42.7 million, or $0.20 per share, for the second quarter of 2024. FFO attributable to common stockholders for the second quarter of 2025 includes $7.5 million, or $0.03 per share, of expense relating to acceleration of equity awards and severance payments. FFO attributable to common stockholders for the second quarters of 2025 and 2024 also includes the impact of other non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the second quarter of 2025 by $9.9 million, or $0.05 per share. While the aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the second quarter of 2024 by $0.7 million, it had no impact on FFO per share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $36.9 million, or $0.17 per share, for the second quarter of 2025, compared to $43.4 million, or $0.20 per share, for the second quarter of 2024.

Six Months Ended June 30, 2025

Net loss attributable to common stockholders was $29.8 million, or $0.14 per share, for the six months ended June 30, 2025, compared to net income attributable to common stockholders of $2.0 million, or $0.01 per share, for the six months ended June 30, 2024. Net loss attributable to common stockholders for the six months ended June 30, 2025 includes $7.5 million, or $0.03 per share, of expense relating to acceleration of equity awards and severance payments. Net income attributable to common stockholders for the six months ended June 30, 2024 includes a $14.1 million, or $0.07 per share, non-cash gain on extinguishment of a tax liability related to the Company’s initial public offering.

FFO attributable to common stockholders was $63.9 million, or $0.29 per share, for the six months ended June 30, 2025, compared to $102.5 million, or $0.47 per share, for the six months ended June 30, 2024. FFO attributable to common stockholders for the six months ended June 30, 2025 includes $7.5 million, or $0.03 per share, of expense relating to acceleration of equity awards and severance payments. FFO attributable to common stockholders for the six months ended June 30, 2024 includes a $14.1 million, or $0.07 per share, non-cash gain on extinguishment of a tax liability related to the Company’s initial public offering. FFO attributable to common stockholders for the six months ended June 30, 2025 and 2024 also includes the impact of other non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the six months ended June 30, 2025 by $10.9 million, or $0.05 per share, and increased FFO attributable to common stockholders for the six months ended June 30, 2024 by $11.1 million, or $0.05 per share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $74.8 million, or $0.34 per share, for the six months ended June 30, 2025, compared to $91.4 million, or $0.42 per share, for the six months ended June 30, 2024.

Portfolio Operations

Quarter Ended June 30, 2025

Same Store Cash NOI increased by $0.4 million, or 0.5%, to $84.6 million for the second quarter of 2025 from $84.2 million for the second quarter of 2024. Same Store NOI decreased by $4.0 million, or 4.6%, to $84.3 million for the second quarter of 2025 from $88.3 million for the second quarter of 2024.

During the second quarter of 2025, the Company leased 404,710 square feet, of which the Company’s share was 255,621 square feet that was leased at a weighted average initial rent of $91.93 per square foot. This leasing activity, offset by lease expirations in the quarter, decreased same store leased occupancy by 80 basis points to 85.4% at June 30, 2025 from 86.2% at March 31, 2025. The decrease in same store leased occupancy was driven primarily by the scheduled expiration of Google’s lease in April 2025 at One Market Plaza in the Company’s San Francisco portfolio.

Of the 404,710 square feet leased in the second quarter, 205,239 square feet represented the Company’s share of second generation space for which mark-to-markets were 2.6% on a GAAP basis and negative 5.4% on a cash basis. The weighted average lease term for leases signed during the second quarter was 12.9 years and weighted average tenant improvements and leasing commissions on these leases were $15.61 per square foot per annum, or 17.0% of initial rent.

Six Months Ended June 30, 2025

Same Store Cash NOI decreased by $3.2 million, or 1.8%, to $168.7 million for the six months ended June 30, 2025 from $171.9 million for the six months ended June 30, 2024. Same Store NOI decreased by $9.1 million, or 5.0%, to $171.6 million for the six months ended June 30, 2025 from $180.7 million for the six months ended June 30, 2024.

During the six months ended June 30, 2025, the Company leased 688,584 square feet, of which the Company’s share was 442,068 square feet that was leased at a weighted average initial rent of $85.43 per square foot. This leasing activity, partially offset by lease expirations in the six months, including the scheduled expiration of Google’s lease in April 2025 at One Market Plaza in the Company’s San Francisco portfolio, increased same store leased occupancy by 60 basis points to 85.4% at June 30, 2025 from 84.8% at December 31, 2024.

Of the 688,584 square feet leased in the six months, 286,946 square feet represented the Company’s share of second generation space for which mark-to-markets were 3.7% on a GAAP basis and negative 4.5% on a cash basis. The weighted average lease term for leases signed during the six months was 12.9 years and weighted average tenant improvements and leasing commissions on these leases were $14.82 per square foot per annum, or 17.3% of initial rent.

Guidance

The Company is raising and narrowing its Estimated Core FFO Guidance for the full year of 2025, which is reconciled below to estimated net loss attributable to common stockholders per share in accordance with GAAP. The Company estimates that net loss attributable to common stockholders will be between $0.37 and $0.33 per share, compared to its prior estimate of $0.36 and $0.30 per share, an increase in net loss of $0.02 per share at the midpoint of the Company’s prior estimate. The increase in net loss of $0.02 per share resulted primarily from (i) non-core items, including acceleration of equity awards and severance costs, of $0.05 per share, (ii) higher interest and debt expense of $0.01 per share, (iii) a decrease in cash NOI of $0.01 per share resulting from the sale of a 25.0% interest in One Front Street in May 2025, partially offset by (iv) better than expected portfolio operations of $0.02 per share, (v) lower general and administrative expenses of $0.02 per share, and (vi) higher fee and other income of $0.01 per share. The estimated net loss attributable to common stockholders per share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the six months ended June 30, 2025 and its outlook for the remainder of 2025, the Company is raising its Estimated 2025 Core FFO to be between $0.55 and $0.59 per share, compared to its prior estimate of $0.51 and $0.57 per share. This represents an increase of $0.03 per share at the midpoint from the Company’s prior guidance, resulting primarily from (i) better than expected portfolio operations of $0.02 per share, (ii) lower general and administrative expenses of $0.02 per share, and (iii) higher fee and other income of $0.01 per share, partially offset by (iv) higher interest and debt expense of $0.01 per share, and (v) a decrease in cash NOI of $0.01 per share resulting from the sale of a 25.0% interest in One Front Street in May 2025.

	Full Year 2025
(Amounts per diluted share)	Low	High
Estimated net loss attributable to common stockholders	$(0.37)	$(0.33)
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	0.87	0.87
Estimated FFO	0.50	0.54
Adjustments for non-core items (1)	0.05	0.05
Estimated Core FFO	$0.55	$0.59

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 7. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, or realized and unrealized gains and losses on real estate related fund investments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

(1)
Represents non-core items for the six months ended June 30, 2025, that are listed in the table on page 10. The Company is not making projections for non-core items that may impact its financial results for the remainder of 2025, which may include unrealized gains or losses on real estate fund investments, acquisition and transaction related costs, and other items that are not included in Core FFO.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; the risk we may lose a major tenant or that a major tenant may be adversely impacted by market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; fluctuations in interest rates and the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions and the impact of tariffs, geopolitical tensions and elevated inflation and interest rates on such market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; the negative impact of any future pandemic, endemic or outbreak of infectious disease on the U.S., regional and global economies and our tenants’ financial condition and results of operations; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements are made only as of the date of this press release. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate related fund investments, unrealized gains or losses on interest rate swaps, severance costs, gains or losses on early extinguishment of debt and other non-core adjustments, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which include property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also use Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. We present PGRE’s share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended June 30, 2025, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, July 31, 2025 at 10:00 a.m. Eastern Time (ET), during which management will discuss the second quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 2:00 p.m. ET on July 31, 2025 through August 7, 2025 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13754465.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Ermelinda Berberi Executive Vice President, Chief Financial Officer and Treasurer 212-237-3113 ir@pgre.com	Tom Hennessy Vice President, Investor Relations and Business Development 212-237-3138 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	June 30, 2025	December 31, 2024
Real estate, at cost:
Land	$1,966,237	$1,966,237
Buildings and improvements	6,351,241	6,325,097
	8,317,478	8,291,334
Accumulated depreciation and amortization	(1,692,997)	(1,639,529)
Real estate, net	6,624,481	6,651,805
Cash and cash equivalents	439,905	375,056
Restricted cash	219,660	180,391
Accounts and other receivables	23,824	18,229
Investments in unconsolidated real estate related funds	4,397	4,649
Investments in unconsolidated joint ventures	84,501	85,952
Deferred rent receivable	351,331	356,425
Deferred charges, net	116,913	100,684
Intangible assets, net	43,724	50,492
Other assets	49,977	47,820
Total assets	$7,958,713	$7,871,503

Liabilities:
Notes and mortgages payable, net	$3,680,857	$3,676,630
Accounts payable and accrued expenses	115,688	119,881
Intangible liabilities, net	17,804	20,870
Other liabilities	41,966	44,625
Total liabilities	3,856,315	3,862,006
Equity:
Paramount Group, Inc. equity	3,028,442	3,141,277
Noncontrolling interests in:
Consolidated joint ventures	743,127	495,340
Consolidated real estate related funds	84,743	82,875
Operating Partnership	246,086	290,005
Total equity	4,102,398	4,009,497
Total liabilities and equity	$7,958,713	$7,871,503

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Rental revenue	$168,033	$179,678	$347,054	$359,401
Fee and other income	9,012	7,730	17,010	16,884
Total revenues	177,045	187,408	364,064	376,285
Expenses:
Operating	74,884	74,192	152,934	145,932
Depreciation and amortization	60,062	61,735	118,941	122,849
General and administrative	24,311	16,632	41,772	33,266
Transaction related costs	709	423	859	601
Total expenses	159,966	152,982	314,506	302,648
Other income (expense):
Loss from real estate related fund investments	(23)	(27)	(49)	(70)
(Loss) income from unconsolidated real estate related funds	(224)	(15)	(150)	90
Income (loss) from unconsolidated joint ventures	52	(771)	1,959	(2,117)
Interest and other income, net	4,026	3,893	7,841	23,313
Interest and debt expense	(42,284)	(40,004)	(85,484)	(80,273)
(Loss) income before income taxes	(21,374)	(2,498)	(26,325)	14,580
Income tax benefit (expense)	965	(362)	599	(709)
Net (loss) income	(20,409)	(2,860)	(25,726)	13,871
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(971)	(6,269)	(4,816)	(11,475)
Consolidated real estate related funds	(99)	589	(1,868)	(173)
Operating Partnership	1,694	721	2,599	(177)
Net (loss) income attributable to common stockholders	$(19,785)	$(7,819)	$(29,811)	$2,046

(Loss) income per Common Share:
Basic	$(0.09)	$(0.04)	$(0.14)	$0.01
Diluted	$(0.09)	$(0.04)	$(0.14)	$0.01

Weighted average common shares outstanding:
Basic	219,216,715	217,204,870	218,614,427	217,155,278
Diluted	219,216,715	217,204,870	218,614,427	217,208,977

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Reconciliation of net (loss) income to FFO and Core FFO:
Net (loss) income	$(20,409)	$(2,860)	$(25,726)	$13,871
Real estate depreciation and amortization (including our share of unconsolidated joint ventures)	63,113	65,035	125,015	129,459
Amounts attributable to noncontrolling interests in consolidated joint ventures and real estate related funds	(13,404)	(15,585)	(29,781)	(31,470)
FFO attributable to the Operating Partnership	29,300	46,590	69,508	111,860
Amounts attributable to noncontrolling interests in the Operating Partnership	(2,310)	(3,935)	(5,638)	(9,384)
FFO attributable to common stockholders	$26,990	$42,655	$63,870	$102,476
Per diluted share	$0.12	$0.20	$0.29	$0.47

FFO attributable to the Operating Partnership	$29,300	$46,590	$69,508	$111,860
Adjustments for non-core items:
Severance costs	8,188	-	8,188	-
Write-off of deferred financing costs	462	-	1,751	-
Non-cash gain on extinguishment of IPO related tax liability	-	-	-	(15,437)
Other, net (primarily transaction related costs)	2,138	845	1,951	3,316
Core FFO attributable to the Operating Partnership	40,088	47,435	81,398	99,739
Amounts attributable to noncontrolling interests in the Operating Partnership	(3,161)	(4,007)	(6,580)	(8,373)
Core FFO attributable to common stockholders	$36,927	$43,428	$74,818	$91,366
Per diluted share	$0.17	$0.20	$0.34	$0.42

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	219,216,715	217,204,870	218,614,427	217,155,278
Effect of dilutive securities	25,422	27,125	46,554	53,699
Denominator for FFO and Core FFO per diluted share	219,242,137	217,231,995	218,660,981	217,208,977

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Reconciliation of net (loss) income to Same Store NOI and Same Store Cash NOI:
Net (loss) income	$(20,409)	$(2,860)	$(25,726)	$13,871
Adjustments to arrive at NOI:
Fee income	(4,220)	(4,304)	(9,245)	(10,552)
Depreciation and amortization	60,062	61,735	118,941	122,849
General and administrative	24,311	16,632	41,772	33,266
(Income) loss from unconsolidated joint ventures	(52)	771	(1,959)	2,117
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	5,036	5,625	9,963	11,227
Interest and other income, net	(4,026)	(3,893)	(7,841)	(23,313)
Interest and debt expense	42,284	40,004	85,484	80,273
Income tax (benefit) expense	(965)	362	(599)	709
Other, net	956	465	1,058	581
Amounts attributable to noncontrolling interests in consolidated joint ventures	(20,616)	(23,901)	(42,699)	(46,809)
PGRE's share of NOI	82,361	90,636	169,149	184,219
Non-same store adjustments:
Dispositions (1)	-	(2,600)	-	(4,174)
Other, net (including lease termination income)	1,905	270	2,456	630
PGRE's share of Same Store NOI	$84,266	$88,306	$171,605	$180,675

PGRE's share of NOI	$82,361	$90,636	$169,149	$184,219
Adjustments to arrive at Cash NOI:
Straight-line rent (including our share of unconsolidated joint ventures)	4,430	(1,116)	5,137	(4,503)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,476)	(1,949)	(3,030)	(3,607)
Amounts attributable to noncontrolling interests in consolidated joint ventures	(2,639)	(1,028)	(4,903)	(589)
PGRE's share of Cash NOI	82,676	86,543	166,353	175,520
Non-same store adjustments:
Dispositions (1)	-	(2,822)	-	(4,337)
Other, net (including lease termination income)	1,940	447	2,384	701
PGRE's share of Same Store Cash NOI	$84,616	$84,168	$168,737	$171,884

(1)
Represents an adjustment to prior period’s NOI and Cash NOI to account for the 45.0% sale of 900 Third Avenue in January 2025 and the 25.0% sale of One Front Street in May 2025.